Exhibit 4.9

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of December 31, 2007.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture (as defined below).

WHEREAS, VeraSun Energy Corporation, a South Dakota corporation, as issuer (the “Issuer”), VeraSun Aurora Corporation, a South Dakota corporation, VeraSun Fort Dodge, LLC, a Delaware limited liability company, VeraSun Charles City, LLC, a Delaware limited liability company, VeraSun Marketing, LLC, a Delaware limited liability company, VeraSun Welcome, LLC, a Delaware limited liability company, VeraSun Hartley, LLC, a Delaware limited liability company, VeraSun Granite City, LLC, a Delaware limited liability company, VeraSun Reynolds, LLC, a Delaware limited liability company, and VeraSun Biodiesel, LLC, a Delaware limited liability company, as Subsidiary Guarantors, and Wells Fargo Bank, N.A., as trustee, are parties to an Indenture dated as of May 16, 2007 (as it may be further amended or supplemented from time to time, the “Indenture”), relating to the Company’s 9 3/8% Senior Notes due 2017 (the “Notes”).

WHEREAS, Section 9.1(5) of the Indenture allows the Issuer to add a Subsidiary Guarantor without notice or consent of any Holder.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:

1.1 New Subsidiary Guarantors. By executing this First Supplemental Indenture and the Note Guarantees referred to in Section 1.2 hereof, VeraSun Litchfield, LLC, a Delaware limited liability company (“VeraSun Litchfield”), and VeraSun Tilton, LLC, a Delaware limited liability company (“VeraSun Tilton”), hereby agree to guarantee the Issuer’s obligations under the Notes on the terms and subject to the conditions set forth in Article XII of the Indenture and the Note Guarantees.

1.2 Note Guarantee. Each of VeraSun Litchfield and VeraSun Tilton has duly executed and hereby delivers to the Trustee a Note Guarantee with respect to its obligations as a Subsidiary Guarantor under the Indenture. From and after the date hereof, each of VeraSun Litchfield and VeraSun Tilton shall be a Subsidiary Guarantor for all purposes under the Indenture and the Notes.

IN WITNESS WHEREOF, the undersigned have caused this First Supplemental Indenture to be duly executed as of the date first written above.

VERASUN ENERGY CORPORATION, as Issuer

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN AURORA CORPORATION, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN FORT DODGE, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN CHARLES CITY, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN MARKETING, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN WELCOME, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN HARTLEY, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN GRANITE CITY, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN REYNOLDS, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN BIODIESEL, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN LITCHFIELD, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

VERASUN TILTON, LLC, as Guarantor

By:	/s/ Danny C Herron
Name:	Danny C. Herron
Title:	President

WELLS FARGO BANK, N.A., as Trustee

By:	/s/Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President